[Form of Preliminary Proxy]	Exhibit 99.3

TURBOCHEF TECHNOLOGIES, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD AT THE OFFICES OF PAUL, HASTINGS JANOFSKY & WALKER LLP
600 PEACHTREE STREET, N.E.,  SUITE 2400,
ATLANTA, GEORGIA 30308

ON _________, 2008, at 9:30 A.M.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints James K. Price and Richard E. Perlman, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Special Meeting of Stockholders of TurboChef Technologies, Inc. to be held on the _____ day of ________, 2008, and at any postponements or adjournments thereof, and to vote all of the shares of TurboChef Technologies, Inc. which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as marked on the reverse side hereof.

This Proxy will, when properly executed, be voted as directed. If no directions to the contrary are indicated in the boxes provided, the persons named herein intend to vote FOR each proposal listed on the reverse side hereof.

A majority of said attorneys and proxies present and acting at the meeting in person or by their substitutes (or if only one is present and acting, then that one) may exercise all the powers conferred hereby. Discretionary authority is conferred hereby as to certain matters that may properly come before the meeting.

(Continued and to be marked, signed and dated on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲FOLD AND DETACH HERE▲

			Please mark here for change or comments see reverse side	☐

The Board of Directors recommends a vote FOR proposal 1.

1.
To adopt the Agreement and Plan of Merger, dated as of August 12, 2008, by and among The Middleby Corporation, Chef Acquisition Corp. and TurboChef Technologies, Inc., as may be amended from time to time, a copy of which has been included as Annex A to the accompanying proxy statement/prospectus, and approve the merger reflected therein.
	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends a vote FOR proposal 2.
	For	Against	Abstain
2.
To approve any motion to adjourn or postpone the special meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes at the time of the TurboChef special meeting to approve the proposal to adopt the merger agreement.
	☐	☐	☐

Receipt of the Notice of Special Meeting of Stockholders and Proxy Statement dated _________, 2008, is hereby acknowledged.

Signature

Title

Signature

Title

Dated:

Please sign exactly as name appears hereon, including any official position or representative capacity.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.
▲FOLD AND DETACH HERE▲